EXHIBIT     DESCRIPTION

EX-99.B1a   Amended and Restated  Declaration of Trust,  dated June 16, 1993 and amended May 31, 1995, is incorporated herein by reference to Exhibit
            1 of  Post-Effective  Amendment  No.  3  filed  on  April  24,  1996
            (Accession # 0000908406-96-000004).

EX-99.B1b   Amendment  to the  Declaration  of Trust  dated  October 21, 1996 is included herein.

EX-99.B2 Amended and Restated Bylaws, dated May 17, 1995, are incorporated herein by reference to Exhibit 2 of Post-Effective Amendment No. 3 filed on April 24, 1996 (Accession # 0000908406-96-000004).

EX-99.B4 Specimen copy of American Century - Prime Money Market Fund's share certificate is incorporated herein by reference to Exhibit 4 of the Trust's Registration Statement filed on June 28, 1993.

EX-99.B5 Investment Advisory Agreement between American Century Investment Trust and Benham Management Corporation, dated June 1, 1995, is incorporated herein by reference to Exhibit 5 of Post-Effective Amendment No. 3 filed on April 24, 1996 (Accession # 0000908406-96-000004).

EX-99.B6 Distribution Agreement between American Century Investment Trust and American Century Investment Services, Inc. dated as of September 3, 1996, is incorporated herein by reference to Exhibit 6 of Post-Effective Amendment No. 30 to the Registration Statement of the American Century Government Income Trust filed on November 25, 1996 (Accession # 773674-96-000009).

EX-99.B8    Custodian  Agreement  between American Century  Investment Trust and
            The Chase Manhattan Bank, dated August 9, 1996, is incorporated herein by reference to Exhibit 8 to Post-Effective Amendment No. 31 of American Century Government Income Trust filed on February 7, 1997 (Accession #773674-97-000002).

EX-99.B9 Administrative Services and Transfer Agency Agreement between American Century Investment Trust and American Century Services Corporation dated as of September 3, 1996, is incorporated herein by reference to Exhibit 9 of Post-Effective Amendment No. 30 to the Registration Statement of the American Century Government Income Trust filed on November 25, 1996 (Accession # 773674-96-000009).

EX-99.B10   Opinion and consent of counsel as to the legality of the  securities being registered, dated April 11, 1997 is incorporated herein by reference to Rule 24f-2 Notice filed on April 11, 1997 (Accession #
            908406-97-000002).

EX-99.B11   Consent of KPMG Peat Marwick LLP, independent  auditors, is included herein.

EX-99.B13   Letter of Understanding  relating to initial capital,  dated October
            4, 1993 is incorporated herein by reference to Exhibit 13 of Pre-Effective Amendment No. 1 filed on October 6, 1993.

EX-99.B14   a) American Century Individual  Retirement  Account Plan,  including all instructions and other relevant documents, dated February 1992, is incorporated herein by reference to Exhibit 14(a) of the Trust's
            Registration Statement filed on June 28, 1993.

            b) American Century Pension/Profit Sharing Plan, including all instructions and other relevant documents, dated February 1992, is incorporated herein by reference to Exhibit 14(b) of the Trust's Registration Statement filed on June 28, 1993.

EX-99.B16   Schedule for computation of each performance  quotation  provided in response to Item 22 is included herein.

EX-99.B17   Power of Attorney  dated February 28, 1997 is included herein.

EX-27.4     Financial Data Schedule.